FOR IMMEDIATE RELEASE     CONTACT:
Thursday, March 31, 2011         Kathleen Till Stange, Investor Relations Vice President
(515) 226-6780, Kathleen.TillStange@FBLFinancial.com

FBL Financial Group Presents 2010 Online Annual Report

West Des Moines, Iowa, March 31, 2011 - FBL Financial Group, Inc. (NYSE: FFG) today announced that its 2010 online annual report to shareholders is now available on its website at
http://www.fblfinancial.com/2010AnnualReport/.

The report consists of a letter to shareholders from Chief Executive Officer James E. Hohmann, video questions and answers, financial highlights from Chief Financial Officer James P. Brannen and information about the company, its management team and the board of directors. In addition, financial statements and the proxy statement are readily available for viewing or printing. The online annual report's functionality and multimedia content provides investors with a better understanding and greater knowledge of FBL Financial Group.

FBL Financial Group is a holding company whose primary operating subsidiaries are Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company. FBL Financial Group underwrites, markets and distributes life insurance, annuities and mutual funds to individuals and small businesses. In addition, FBL Financial Group manages all aspects of two Farm Bureau affiliated property-casualty insurance companies for a management fee. For more information, please visit www.fblfinancial.com.